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                                                                    EXHIBIT 3.60

                                     BY-LAWS

                                       OF

                        CORPORATE TRANSFER SERVICE, INC.

                                   AS AMENDED

                                    Article I.
                                     Offices

     The principal office of the corporation in the State of Minnesota shall be located in the City of Wayzata, Minnesota, County of Hennepin. The corporation may have such other offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     The registered office of the corporation required by the Minnesota Business Corporation Act to be maintained in the State of Minnesota may be, but need not be, identical with the principal office in the State of Minnesota, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   Article II.
                                  Shareholders

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be established by the Board of Directors at a convenient point in time subsequent to the end of the fiscal year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Minnesota such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote at the meeting.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Minnesota, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Minnesota, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Minnesota.

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     SECTION 4.   NOTICE OF MEETING. Written or printed notice stating the
place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment theref except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

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     SECTION 7.   QUORUM. A majority of the outstanding shares of the
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9. VOTING OF SHARE. Subject to the provisions of Section 11 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly, or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

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     SECTION 11.  CUMULATIVE VOTING. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

     SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III.
                               Board of Directors

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than three or the number of shareholders, if less, nor more than seven, with the initial number of directors of corporations to be set at three (3). Any change in the number of directors shall be determined at the annual meeting of the shareholders by the affirmative vote of the holders of more than seventy-five percent (75%) of the authorized and issued shares of stock entitled to vote. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Minnesota or shareholders of the corporation.

     SECTION 3.  REGULAR MEETINGS. A regular meeting of the Board of
Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Minnesota, as the place for holding any special meeting of the Board of Directors called by them, except no meeting of the Board of Directors shall be held outside of the State of Minnesota without the consent of all of the directors.

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     SECTION 5.   NOTICE. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. Unless a higher quorum be required by the Articles of Incorporation, a majority of the number of directors elected by the shareholders at the last annual or special meeting shall then constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number or directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     SECTION 9. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

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                                   ARTICLE IV.
                                    Officers

     SECTION 1. NUMBER. The officers of the corporation shall be a Chief Executive Officer and Chief Financial Officer, each of whom shall be elected by the Boaard of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed or in the manner hereinafter provided.

     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, also called the President, shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors shall in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper office of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. VICE-PRESIDENTS. In the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, the Vice-President (or in the event there by more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

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Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

     SECTION 7. THE SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal, if one, of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary; and such other duties as from time to time may be assigned to him by the Chief Financial Officer or by the Board of Directors.

     SECTION 8. THE CHIEF FINANCIAL OFFICER. The Treasurer of the company shall be the Chief Financial Officer. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

     SECTION 9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation subject to the requirements of the Articles of Incorporation.

                                    ARTICLE V.
                      Contracts, Loans, Checks and Deposits

     SECTION 1. CONTRACTS. The Board of Directors by majority vote may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

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     SECTION 2.   LOANS. No loans shall be contracted on behalf of the
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution passed by a majority of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select by majority vote.

                                   ARTICLE VI.
                        Directors' Interest in Contracts

     In the absence of fraud, no contract or other transaction between the corporation and any other corporation and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a part to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he or such firm which is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any Director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract or transaction, and may vote there to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                                  ARTICLE VII.
                   Certificates for Shares and Their Transfer

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, also known as President, or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

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                                  ARTICLE VIII.
                                   Fiscal Year

     The fiscal year of the corporation shall begin on the first day of April and end on the 31st day of March in each year.

                                   ARTICLE IX.
                                    Dividends

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE X.
                                      Seal

     This corporation shall have no seal.

                                   ARTICLE XI.
                         Sale of shares by Shareholders

     All shares of stock issued by the Corporation shall be subject to the provisions of this Article unless otherwise modified by a stock purchase agreement signed by the Corporation.

     SECTION 1. MARKET VALUE. Market value shall be the price mutually agreed upon between the corporation and shareholders and if said corporation and shareholders cannot agree upon the fair market value of the stock, then the fair market value shall be fixed by three appraisers, one of whom shall be named by the company and affirmed by the shareholders not offering their stock for sale, and the second appraiser shall be named by the shareholder offering his stock for sale, and the third appraiser shall be chosen by the appraisers previously named. The fair market value so fixed by the majority of the appraisers so named shall be binding upon the company, and all shareholders of said corporation.

     SECTION 2. OFFER FOR SALE. The shares of stock of the company shall not be transferable or the subject of sale, assignment or pledge until said shareholder has first offered all of the shares owned by said shareholder to the company at the then fair market value. If said offer is refused by the company, then said stock shall be offered to the shareholders and, if necessary, prorated among them or such of them as desire to purchase. In each of the foregoing cases if such offer shall be made and refused by the company and the shareholders, the shares so offered shall be subject to sale, pledge or transfer, but not otherwise. In no case shall any share be assignable or transferable until after offer to the company and refusal by it and subsequent offer and refusal by the shareholders to purchase at the established fair market value. This restriction shall not apply to spousal transfers or transfers by gift or inheritance provided that said transfer does not increase the number of shareholders of the corporation under the Internal Revenue Code for a Sub "S" corporation election by a Small Business Corporation.

     SECTION 3. TIME. Any Shareholder offering shares of stock of the company for sale shall make said offer in writing at the fair market value as previously established, and thereafter the company shall have thirty (30) days within which to notify the shareholder of its intention to purchase said stock. If said company fails to notify said shareholder within said thirty (30) day period, said offer shall be considered rejected by said company and said shareholder shall offer said shares of stock to the remaining

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shareholders of said company and as its previously determined fair market value of said shareholders shall have thirty (30) days to consent to the purchase of said stock at its fair market value. If said shareholders should fail to accept said offer of sale in writing before the expiration of said thirty (30) day period it shall be deemed that they have rejected said offer. If said offer of sale is accepted by the company and/or shareholders, said shares of stock should be transferred to the company and/or prorated among the shareholders within fourteen (14) days of the company's and/or shareholders' acceptance of said offer to sell, and said stock shall be paid for by said company and/or shareholders by a cashier's or certified check totaling the cost of said stock being so purchased.

     SECTION 4. REFUSAL TO PURCHASE. There shall be no obligation on the company and/or shareholders to purchase the shares of stock so offered for sale, and if the company and/or shareholders refuse to accept the offer of sale said shares so offered shall be subject to sale, pledge or transfer, but not otherwise.

                                  ARTICLE XII.
                                Waiver of Notice

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Minnesota Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XIII.
                                   Amendments

     The Board of Directors shall have authority pursuant to the Articles of Incorporation to make or alter the By-Laws of the corporation, subject to the power of the shareholders to change or repeal the same; provided, however, that the Board of Directors shall not make or alter any By-Law fixing the number, qualifications, classification or term of office of directors.

                                  ARTICLE XIV.
                    Indemnification of Directors and Officers

     Each director and officer of the corporation, whether or not then in office, shall be indemnified by the corporation against reasonable costs and expenses (including counsel fees) incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the corporation, except in relation to matters as to which he shall finally be adjudged in such action, suit or proceeding to have been derelict in the performance of his duties as such director or officer; and the foregoing right of indemnification shall not be exclusive of other rights to which he shall be entitled as a matter of law.

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     We, the undersigned, Chief Executive Officer and Secretary of hereby certify that at a meeting of the Board of Directors of said corporation held in Wayzata, Minnesota on December 17th, 1982, at which meeting all members of said Board of Directors were present and took part in the meeting, the foregoing By-Laws were adopted as and for the By-Laws of said corporation.

     Dated this 17th day of December, 1982.

                                             /s/ Raymond D. Quist
                                             -----------------------------------

                                             /s/ Roger A. Fazendin
                                             -----------------------------------
                                                   Chief Executive Officer

                                              /s/ Louis B. Oberhauser
                                             -----------------------------------
                                                          Secretary

     We, the undersigned, being all of the Shareholders acknowledge that these are the By-Laws of the Corporation as of December 17,1982.

                                             /s/ Roger A. Fazendin
                                             -----------------------------------
                                             Roger A. Fazendin

                                             /s/ Daniel Fazendin
                                             -----------------------------------
                                             Daniel Fazendin

                                             /s/ Raymond D. Quist
                                             -----------------------------------
                                             Raymond D. Quist